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                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant |X|
Filed by a party other than the registrant |_|


Check the appropriate box:
|_|     Preliminary proxy statement
|_| Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
|_|     Definitive proxy statement
|X|     Definitive additional materials
|_|     Soliciting material pursuant to ss. 240.14a-12


                               GA FINANCIAL, INC.
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                (Name of Registrant as Specified in Its Charter)


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       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of filing fee (Check the appropriate box):
|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)   Title of each class of securities to which transaction applies:
                 N/A
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(2)   Aggregate number of securities to which transactions applies:
                 N/A
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(3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                 N/A
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(4)   Proposed maximum aggregate value of transaction:
                 N/A
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(5)   Total fee paid:
                 N/A
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|_|   Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid:
                 N/A
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(2)   Form, schedule or registration statement no.:
                 N/A
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(3)   Filing party:
                 N/A
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(4)   Date filed:
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                        [GA Financial, Inc. Letterhead]




Contact:
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John M. Kish, Chairman and Chief Executive Officer
James V. Dionise, Senior Vice President and Chief Financial Officer
412-882-9946
412-882-8580 (fax)
www.greatamericanfederal.com
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FOR IMMEDIATE RELEASE
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ISS RECOMMENDS SHAREHOLDERS VOTE FOR GA FINANCIAL INC.'S DIRECTOR NOMINEES
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PITTSBURGH,  April 14  /PRNewswire-FirstCall/ - GA Financial,  Inc. (AMEX: GAF),
the parent company of Great American Federal, announced today that Institutional
Shareholder   Services   ("ISS")  has  recommended   that  GA  Financial,   Inc.
shareholders vote to elect GA Financial, Inc.'s nominees to its Board of Directors.

John M. Kish, Chairman and Chief Executive Officer of GA Financial, Inc. stated, "We are very pleased that ISS, a highly respected independent adviser, supports GA Financial, Inc.'s Director nominees. We believe that its recommendation reaffirms our position that we have the right strategy, along with a strong management team and Board, to deliver results and to create shareholder value."

ISS, based in Rockville, Md., is the world's largest provider of proxy voting and corporate governance services. It serves more than 950 institutional and corporate clients throughout North America and Europe with its core business - analyzing proxies and issuing research and objective vote recommendations for more than 10,000 U.S. and 12,000 non-U.S. shareholder meetings each year.


GA Financial Inc.'s 2003 Proxy Statement was filed with the Securities and Exchange Commission on March 17, 2003, and mailed to GA Financial, Inc.'s shareholders on or about March 17, 2003. For more information, GA Financial, Inc.'s shareholders should read these materials and all additional materials that GA Financial, Inc. files with the SEC because they contain important information relating to the 2003 Annual Meeting.

GA Financial, Inc., with total assets of $858.0 million, is the parent company of Great American Federal, the Whitehall, PA-based community bank which has served Pittsburgh area customers for over 85 years. Great American Federal operates 12 branch offices throughout Allegheny County offering a broad array of commercial banking, retail banking, and wealth management products and services. More information about GA Financial, Inc. and Great American Federal can be found at www.greatamericanfederal.com.
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